                                                                    EXHIBIT 10.9


                                                                  EXECUTION COPY
                                                                  --------------
                           INVESTOR RIGHTS AGREEMENT
                           -------------------------

     THIS INVESTOR RIGHTS AGREEMENT is entered into as of the 24th day of November 1999 (this "Agreement"), by and among OVERHILL FARMS, INC., a Nevada
                     ---------
corporation (the "Company"), POLYPHASE CORPORATION, a Nevada corporation
                  -------
("Parent"), LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited
--------
partnership ("LLCP").
              ----

                                R E C I T A L S
                                - - - - - - - -

     A. The parties and OVERHILL L.C. VENTURES, INC., a California corporation, are parties to the Securities Purchase Agreement dated of even date herewith (as amended from time to time, the "Securities Purchase Agreement")
                                             -----------------------------
pursuant to which, on the date hereof, the Company is issuing to LLCP, and LLCP is purchasing from the Company, the Securities, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Securities Purchase Agreement.

     B. The execution of this Agreement by the Company and Parent is a condition precedent to the obligation of LLCP to consummate the transactions contemplated by the Securities Purchase Agreement.

     C. In consideration of the substantial direct and indirect benefits which the Company and the Guarantors will realize from the consummation of the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to grant to LLCP the investment monitoring and other rights set forth in this Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   INVESTMENT MONITORING RIGHTS.
     ----------------------------

     1.1  Election of LLCP Representative to Board.
          ----------------------------------------

          (a) The Company and Parent hereby represent and warrant that they have taken all requisite action (corporate or otherwise) to increase the authorized number of directors of the Company to five (5) and to cause Arthur E. Levine to be duly elected to the Board of Directors of the Company (the "Board"),
                                                               -----
effective as of the Closing.

          (b) From and at all times after the date hereof and until the expiration of this Section 1.1 pursuant to Section 1.6, Parent agrees that it
                   -----------             -----------
will vote (or cause to be voted) all shares of the Capital Stock of the Company now owned or held or hereafter acquired by it, directly or indirectly, so that:

               (i) Arthur E. Levine or such other Person designated by LLCP (Mr. Levine, together with such other designated Person, being referred to herein as the "LLCP Representative") shall be elected to the Board at each
                    -------------------
     election of directors; and

               (ii) An individual who is Independent shall be elected to the Board at each election of directors.

In addition, Parent shall take (or cause to be taken) all other necessary or desirable actions to ensure that the LLCP Representative and the Independent Director are or remain as duly elected members of the Board. In no event shall Parent, the Board or any other Person (other than LLCP) have the power to remove the LLCP Representative from the Board without the prior written consent of LLCP.

          (c) In the event of the death, resignation or removal of the LLCP Representative at any time, or in the event the LLCP Representative shall not be elected to the Board at any election of directors for any reason, the Company shall, upon the request of LLCP, promptly (and in any event within five (5) days of such request) take such steps as may be necessary or appropriate to cause another Person designated by LLCP to become the LLCP Representative on the Board, including increasing the size of the Board and/or filling the resulting vacancy with an LLCP Representative. Such steps may include calling and holding, in accordance with the Bylaws of the Company and Applicable Laws, a special meeting of the Board or the shareholders of the Company or circulating a written consent for execution by members of the Board and/or the shareholders. To the extent that the Board delegates any of its duties to an executive committee or other committee, the LLCP Representative shall, upon the request of LLCP, be appointed to such committee.

          (d) In the event of the death or resignation of the then current Independent Director at any time, Parent and the Company shall, as soon as practicable (but not later than thirty (30) days following such death or resignation), take such steps as may be necessary or appropriate to cause another Person who is Independent to be duly elected or appointed to the Board as the Independent Director. Such steps may include calling and holding, in accordance with the Bylaws of the Company and Applicable Laws, a special meeting of the Board or the shareholders of the Company or circulating a written consent for execution by members of the Board and/or the shareholders. To the extent that the Board delegates any of its duties to an executive committee or other committee, the Independent Director shall be appointed to such committee. In addition, Parent agrees that it will not remove (or take any other action to remove) the Independent Director, unless and until an individual who is Independent takes office as a replacement Independent Director as provided in Section 2.14A of
                                                            -------------
Annex A of the Securities Purchase Agreement.

          (e) The agreements set forth in this Section 1.1 are intended to
                                               -----------
constitute enforceable voting agreements within the scope of Section 706(a) of the General Corporation Law of the State of California.

     1.2  Observation Rights.  Without limiting any of the rights of LLCP in
          ------------------
Section 1, if, at any time, no LLCP Representative is serving on the Board for
---------
any reason, LLCP shall receive notice of and be entitled to have one (1) representative and one (1) advisor to such representative (or, at LLCP's election, two (2) representatives) attend as observers all meetings of the Board and of all committees thereof and at all meetings of the shareholders of the Company. Notice of such meetings shall be given to LLCP in the same manner and at the same time as to the members of the Board or such committees (which in any event shall not be less than forty-eight (48) hours prior to such meeting unless otherwise agreed to by LLCP in advance and in writing) and at the same time as to the shareholders of the Company, as the case may be. LLCP shall be provided with copies of (i) a meeting agenda, if any is prepared, (ii) all information that is provided to the members of the Board or such committees or to the shareholders of the Company (whether prior to, at, or subsequent to any such meetings), as the case may be, at the same time as such materials are provided to the members of the Board or such committee or to the shareholders of the Company, as the case may be, and (iii) copies of the minutes of all meetings of the Board and such committees and of all meetings of shareholders concurrently with the distribution of such minutes to one or more members of the Board or such committees or shareholders, as the case may be, but in no event later than forty-five (45) days after each such meeting.

     1.3  Operating Committee.  On the date hereof, the Company shall take all
          -------------------
necessary action to establish an operating committee (the "Operating Committee")
                                                           -------------------
to, among other things, (a) review the annual operating and capital budget of the Company and its subsidiaries; (b) compare budgeted versus actual performance; (c) analyze working capital management; and (d) review the cash flow performance of the Company and its subsidiaries. The Operating Committee shall also consider such additional financial matters as the Operating Committee shall deem advisable. The Operating Committee shall not constitute a committee designated by the Board pursuant to the Company's Bylaws or Section 311 of the California Corporations Code, and shall not have any authority to act in the name of or on behalf of the Company or any of its subsidiaries, but the Operating Committee shall have the right to make suggestions and to recommend actions to the Board or to the Board of Directors of any subsidiary of the Company or to any committee of any such Board of Directors, either in writing or by attending, through a representative, a meeting of such Board of Directors or such committee. The Operating Committee shall at all times be comprised of at least two (2) members of senior management of the Company, who initially shall be James Rudis and Richard Andrew Horvath, and two (2) members designated by LLCP (who shall be representatives of Levine

Leichtman Capital Partners, Inc. ("LLCP Inc."), an Affiliate of LLCP).  The
                                   --------
financial officers and other members of senior management of the Company shall be available at each meeting of the Operating Committee to review financial information and discuss other matters, and the Chief Financial Officer and other members of senior management of Parent shall, at the request of LLCP furnished two (2) days prior to such meeting, be available by telephonic conference at each meeting of the Operating Committee to review financial information and discuss other matters. Regular meetings of the Operating Committee shall take place on or about the third Tuesday of each calendar month. The first meeting of the Operating Committee shall be held on Tuesday, December 21, 1999.
Meetings may be conducted by telephone so long as each of the persons attending can hear each of the other persons attending the meeting. The Company's financial officers shall prepare a financial package for delivery to all Operating Committee members at least forty-eight (48) hours prior to each regularly scheduled monthly meeting. The financial package shall include, among other things, (i) a consolidated and consolidating balance sheet, statement of operations and statement of cash flows for Parent and the Company and their Subsidiaries for the most recent one-month period and for the year-to-date period, (ii) a comparison of the actual results of operations for such periods to the same periods in the prior year and to the budget and forecast, (iii) an explanation of any variances in such actual results of operations from such budget and forecast, (iv) the status of any permitted dispositions of assets by the Company, (v) an update of the status of all litigation or similar proceedings pending against Parent, the Company or any of their Subsidiaries and
(vii) such other information regarding Parent and the Company and the Company's Subsidiaries as any member of the Operating Committee may from time to time request.

     1.4  Vote of Independent Director.
          ----------------------------

          (a) Notwithstanding any other provision of the Articles of Incorporation of the Company to the contrary, or any provision of Applicable Laws that may otherwise empower the Company, the Company shall not, without the unanimous affirmative vote of the Board of Directors of the corporation (which shall include the affirmative vote of an Independent Director) and the affirmative vote of the holders holding at least ninety percent of the issued and outstanding capital stock of the corporation entitled to vote thereon, do any of the following after the date hereof:

               (i) Engage in any business or activity other than in accordance with Article Three of the Amended Charter;

               (ii) Incur any indebtedness, or assume or guarantee any indebtedness of any other Person, other than in connection with the activities described in Article Three of the Amended Charter;

               (iii) Dissolve or liquidate, in whole or in part (including a dissolution or liquidation of the Company at the request of the holders holding at least a majority of the issued and outstanding capital stock of the Company);

               (iv) Consolidate with or merge into any other Person, or sell, convey or transfer all or substantially all of its properties and assets to any other person or entity or acquire all or substantially all of the assets or Capital Stock or any other Person;

               (v) Institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of any bankruptcy, insolvency or reorganization proceedings against it, or file a petition or answer or consent to seeking or consenting to its reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the corporation or any substantial part of its assets or properties, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporation action in furtherance of any such action; or

               (vi) Authorize any amendment or alteration to, or repeal of, the Articles of Incorporation of the Company.

          (b) If, at any time after the date hereof, no individual is serving as the Independent Director on the Board of Directors of the Company, the Company shall not, without the affirmative vote of the LLCP Representative and the affirmative vote of the holders holding at least ninety percent of the issued and outstanding capital stock of the corporation entitled to vote thereon, take any of the actions enumerated in clauses (i) through (vi) above. In addition, Parent hereby agrees that it will not vote any of the shares of the Capital Stock of the Company now owned or held or hereafter acquired by it in favor of any of the matters enumerated in clauses (i) through (vi) above unless the Independent Director (or, as provided in the immediately preceding sentence, the LLCP Representative) votes in favor of such matter.

     1.5  Consulting Fees.
          ---------------

          (a) In consideration of the services rendered and to be rendered by LLCP Inc. to the Company under this Section 1 within the first three (3) twelve-
                                    ---------
month periods immediately following the date hereof, which services are hereby acknowledged by the Company as being substantial and valuable to its business, the Company agrees to pay to LLCP Inc. a consulting fee in the aggregate amount of $540,000. The Company agrees that the full amount of such consulting fee shall be fully earned as of the date hereof (whether or not the Securities remain outstanding at all times during the entire three (3) year period), but that such consulting fee shall be due and payable in three (3) equal installments as follows: (a)

$180,000 shall be due and payable on January 10, 2000, (b) $180,000 shall be due and payable on January 10, 2001 and (c) $180,000 shall be due and payable on January 10, 2002; provided, however, that upon the earlier to occur of (i) a
                  --------  -------
Change in Control and (ii) the date that all principal of, premium, if any, and accrued and unpaid interest on the Notes shall have been paid in full, all consulting fees remaining unpaid under this Section 1.5(a) at such time shall
                                            --------------
become immediately due and payable to LLCP Inc.

          (b) In addition, the Company agrees to pay to LLCP Inc. additional consulting fees in consideration of services to be rendered by LLCP Inc. to the Company under this Section 1 within each of the two (2) twelve-month periods
                   ---------
ending on the fourth and fifth anniversaries of the date hereof. The amount of such additional consulting fee shall be $180,000 for each such twelve month period and shall be due and payable, with respect to the first such twelve month period, on January 10, 2003, and with respect to the second such twelve month period, on January 10, 2004; provided, however, that upon the occurrence of a
                             --------  -------
Change in Control, all consulting fees remaining unpaid under this Section
                                                                   -------
1.5(b) at such time shall become immediately due and payable to LLCP Inc.
------

          (c) The consulting fees payable to LLCP Inc. under this Section 1.5
                                                                  -----------
shall be paid by wire transfer in immediately available funds to a bank account designated by LLCP Inc. In no event shall LLCP Inc. be obligated to refund or waive its receipt of all or any portion of the consulting fees payable to it hereunder for any reason.

     1.6  Survival of Rights.  The rights granted to LLCP under Section 1.1
          ------------------                                    -----------
(Election of LLCP Representative to Board) and Section 1.2 (Observation Rights)
                                               -----------
shall be effective as of the date hereof and shall continue for so long as LLCP continues to hold, directly or indirectly, at least $2,500,000 in outstanding principal amount of the Note, or LLCP continues to hold (or is deemed to hold), directly or indirectly, at least five percent (5.0%) of the shares of Common Stock calculated on a Fully Diluted Basis. The rights granted to LLCP under
Section 1.3 (Operating Committee) shall be effective as of the date hereof and
-----------
shall continue for so long as any principal of the Note remains outstanding. Notwithstanding anything to the contrary contained herein or otherwise, the rights granted to LLCP under Section 1.1 (Election of LLCP Representative to
                             -----------
Board), Section 1.2 (Observation Rights) and Section 1.3 (Operating Committee)
        -----------                          -----------
shall continue to survive to the extent that LLCP holds any portion of the Indebtedness evidenced by the Note or any Warrant Shares and informs the Company in writing that it believes in good faith that it is required to retain such rights to qualify as a "venture capital operating company" for purposes of complying with ERISA.

2.   INDEMNIFICATION AND INSURANCE.
     -----------------------------

     2.1 The Company shall, to the maximum extent permitted by law, indemnify, defend and hold harmless the LLCP Representative, any LLCP representative on the Operating Committee, LLCP and the employees, partners, principals, agents, attorneys, accountants, representatives and Affiliates of LLCP (including, without limitation, LLCP Inc.)

(collectively, the "LLCP Parties"), from and against all costs, expenses,
                    ------------
liabilities, claims, judgments, damages and losses, including, without limitation, all attorneys' fees and the cost of any investigation and preparation incurred in connection therewith, incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively, "Liabilities and Costs"), arising
                                                ---------------------
out of or in any way related to the fact that any LLCP Party is or was a director, officer, employee or other agent of the Company or any subsidiary of the Company, is or was serving on the Operating Committee, is or was serving as an observer of the Board, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

     2.2 Upon request by any LLCP Party, the Company, shall advance (within five (5) Business Days of such request) any and all expenses, including, without limitation, any and all attorneys' fees and the cost of any investigation and preparation incurred in connection with any matter for which such LLCP Party is or may be entitled to indemnification hereunder; provided, however, that if and
                                                 --------  -------
to the extent that a court of competent jurisdiction finally determines that such LLCP Party is not permitted to be indemnified with respect to such matter under applicable law, the Company shall be entitled to be reimbursed for any expenses so advanced. The Company shall also indemnify each LLCP Party from and against any and all Liabilities and Costs incurred in connection with any claim or action brought to enforce such LLCP Party's rights under this Section 2, or
                                                                 ---------
under Applicable Law or the Company's charter or bylaws now or hereafter in effect relating to indemnification, or for recovery under directors' and officers' liability insurance policies maintained by the Company, regardless of whether such LLCP Party is ultimately determined to be entitled to such indemnification or insurance recovery, as the case may be. If, for any reason, the foregoing indemnification is not available for any reason or is not sufficient to indemnify and hold the LLCP Parties harmless from all such Liabilities and Costs, then the Company shall contribute to the amount of all such Liabilities and Costs paid or payable by any LLCP Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and LLCP, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The Company's reimbursement, indemnity and contribution obligations shall be in addition to any liability the Company may otherwise have at law or under any other agreement, including, without limitation, the Securities Purchase Agreement, and such obligations shall extend, upon the same terms, to all LLCP Parties. This
Section 2 shall survive indefinitely the termination of this Agreement.
---------

     2.3 At any time that an LLCP Representative is serving on the Board, the Company shall maintain in force and effect one or more directors and officers liability insurance policies providing at least $5,000,000 in insurance coverage for director liability, including coverage for claims under federal and state securities laws.

3.   CO-SALE AGREEMENT.
     -----------------

     3.1 If Parent proposes to sell or transfer any shares of Common Stock now owned or held by Parent ("Co-Sale Shares") in one (1) transaction or any series
                          --------------
of related transactions, then Parent shall promptly give written notice (the "Co-Sale Notice") to the Company and to LLCP at least thirty (30) days prior to
 --------------
the closing of such sale or transfer. The Co-Sale Notice shall describe in reasonable detail the proposed sale or transfer, including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 3.8, the Notice shall state
                                         -----------
under which paragraph and subparagraph the sale or transfer is being made.

     3.2 LLCP shall have the right, exercisable upon written notice to Parent within twenty (20) days after receipt of the Co-Sale Notice, to participate in such sale on the same terms and conditions as specified in the Co-Sale Notice. To the extent that LLCP exercises such right of participation in accordance with the terms and conditions set forth in this Section 3, the number of Co-Sale
                                           ---------
Shares that Parent may sell in the transaction(s) shall be correspondingly reduced.

     3.3 If there shall be a decrease in the price to be paid by the proposed purchaser for the Co-Sale Shares to be purchased from the price set forth in the Co-Sale Notice, which decrease is acceptable to Parent, or any other material change in the terms or conditions set forth in the Co-Sale Notice which are less favorable to Parent but which are acceptable to Parent, Parent shall immediately notify LLCP in writing of such decrease or other change, and LLCP shall have ten
(10) Business Days from the date of receipt of such written notice to modify the number of shares of Common Stock it will sell to the purchaser, as previously indicated in the written notice delivered by LLCP pursuant to Section 3.2.
                                                              -----------

     3.4 LLCP may sell all or any part of that number of shares of Common Stock equal to the product of (a) the aggregate number of shares of Common Stock covered by the Co-Sale Notice, multiplied by (ii) a fraction, the numerator of
                               -------------
shares of Common Stock or Warrant Shares, as applicable, held by LLCP at the time of the sale or transfer (collectively, the "LLCP Shares") and the
                                                 -----------
denominator of which is the total number of shares of Common Stock held by Parent and any other shareholder of the Company, plus the number of LLCP Shares
                                                 ----
at the time of the sale or transfer. In no event shall LLCP be required to make any representation or warranty in connection with the sale to any prospective purchase other than as to the organization and authority of LLCP, title to the shares of Common Stock to be sold by LLCP and the absence of conflict with laws or material agreements of LLCP.

     3.5 LLCP shall effect its participation in the sale by promptly delivering to Parent for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

          (a) the type and number of shares of Common Stock which LLCP elects to sell; or

          (b) that number of Warrant Shares which is at such time convertible into the number of shares of Common Stock which LLCP elects to sell; provided,
                                                                     --------
however, that if the prospective purchaser objects to the delivery of Warrant
-------
Shares in lieu of Common Stock, LLCP shall convert such Warrant Shares into Common Stock and deliver Common Stock as provided in Section 3.4(a). The
                                                     --------------
Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

     3.6 The stock certificate or certificates that LLCP delivers to Parent pursuant to Section 3.4 shall be transferred to the prospective purchaser in
            -----------
consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and Parent shall concurrently therewith remit to LLCP that portion of the sale proceeds to which LLCP is entitled by reason of LLCP's participation in such sale in immediately available funds. To the extent that any prospective purchaser prohibits such assignment or otherwise refuses to purchase shares or other securities from LLCP, Parent shall not sell to such prospective purchaser any shares of Common Stock unless and until, simultaneously with such sale, Parent shall purchase such shares or other securities from LLCP. Subject to the foregoing sentence, if Parent does not complete the proposed sale or transfer for any reason, Parent shall immediately return to LLCP all documents (including, without limitation, the Warrant and all stock certificates, stock assignments and/or powers of attorney) which LLCP delivered to Parent pursuant to this Section 3 or otherwise in
                                                ---------
connection with such sale or other transfer.

     3.7 The exercise or non-exercise of the rights of LLCP hereunder to participate in one or more sales of Co-Sale Shares by Parent shall not adversely affect its rights to participate in subsequent sales of Co-Sale Shares by Parent.

     3.8  Exempt Transfers.  The provisions of Section 3 shall not apply to the
          ----------------                     ---------
sale of any Co-Sale Shares (a) to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act of 1933, as amended (the "Securities Act") or (b) to the Company.
                                         --------------

     3.9  Prohibited Transfers.
          --------------------

          (a) If Parent sells (or enters into any agreement, arrangement or understanding to sell) any Co-Sale Shares in contravention of the co-sale rights of LLCP hereunder (a "Prohibited Transfer"), LLCP shall have, in addition to all
                      -------------------
other rights, powers
or remedies available at law, in equity, under this Agreement or any other Investment Document or under Applicable Law, the right to exercise the Prohibited Transfer Put (as such term is defined below), and Parent shall be bound by the applicable provisions hereof.

          (b) In the event of a Prohibited Transfer, LLCP shall have the right to sell to Parent (the "Prohibited Transfer Put") the type and number of shares
                        -----------------------
of Common Stock equal to the number of shares LLCP would have been entitled to transfer to the purchaser under Section 3.2 had the Prohibited Transfer been
                                -----------
effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which shares are to be sold to Parent shall be equal to the price per share paid by the purchaser to Parent in the Prohibited Transfer. Parent shall also reimburse LLCP for any and all fees and expenses, including attorneys, accountants and other expenses, incurred pursuant to the exercise or attempted exercise of LLCP's rights under Section 3;
                  ---------

               (ii) Within thirty (30) days after the later of the dates on which LLCP (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, LLCP shall, if exercising the Prohibited Transfer Put, deliver to Parent the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer;

               (iii) Parent shall, upon receipt of the certificate or certificates representing the shares to be sold by LLCP, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.9(b)(i), by wire transfer in immediately
                     -----------------
     available funds; and

               (iv) Notwithstanding the foregoing, any attempt by Parent to transfer any Co-Sale Shares in violation of Section 3 shall be void and the
                                                 ---------
     Company agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of LLCP.

4.   RIGHT OF FIRST REFUSAL.
     ----------------------

     4.1 The Company hereby grants to LLCP the right of first refusal to purchase a pro rata share of New Securities (as such term in defined below)
           --------
which the Company may, from time to time, propose to sell and issue, and the Company shall not issue any New Securities without complying with the provisions of this Section 4. For purposes of this right of first refusal, LLCP's pro rata
        ---------                                                       --------
share shall be equal to the percentage equal to a fraction, the numerator of which is the number of shares of Common Stock held by LLCP or issuable upon the exercise of the Warrant or other Option Rights of the Company held by LLCP immediately prior to the issuance of the New Securities, and the denominator of which is the sum of (a) the total number of shares of Common Stock outstanding immediately prior to the issuance of the

New Securities, assuming the exercise of all Option Rights of the Company outstanding immediately prior to the issuance of the New Securities.

     4.2  The term "New Securities" shall mean any capital stock (including
                    --------------
Common Stock or preferred stock) of the Company whether now authorized or not, and any Option Rights of the Company; provided, however, that the term New
                                      --------  -------
Securities does not include any securities issued in a public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public of at least $10,000,000.

     4.3 If the Company proposes to undertake an issuance of New Securities, it shall give LLCP written notice (an "Issuance Notice") of its intention,
                                    ---------------
describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. LLCP shall have thirty (30) days after its receipt of the Issuance Notice to agree to purchase LLCP's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and indicating therein the quantity of New Securities to be purchased.

     4.4  The right of first refusal granted under this Section 4 shall expire
                                                        ---------
on the earlier to occur of (a) the tenth anniversary of the date of this Agreement and (ii) the date upon which the number of Warrant Shares held by LLCP, directly or indirectly, is less than five percent (5.0%) of the number of shares of Common Stock calculated on a Fully Diluted Basis.

5.   MISCELLANEOUS.
     -------------

     5.1  Legends.  All certificates representing shares of Capital Stock of the
          -------
Company now owned or held or hereafter acquired by Parent shall have stamped or endorsed thereon a legend substantially in the following form (in addition to any legends required under applicable state securities laws):

          THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT DATED AS OF NOVEMBER 24, 1999, BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN OTHER PERSONS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.

     5.2  Stock Transfer Records.  The Company shall make appropriate notations
          ----------------------
in its stock transfer records of the restrictions on transfer provided for in this Agreement and shall not record any transfers of capital stock not made in strict compliance with the terms of this Agreement. The Company acknowledges that any such transfer shall constitute an Event of Default under Section 10.1 of the Securities Purchase Agreement.

     5.3  Successors and Assigns.  The rights and obligations of LLCP under this
          ----------------------
Agreement shall be freely assignable in connection with any transfer of the Warrant or any portion thereof or of any shares of Common Stock issued upon the exercise thereof in whole or in part; provided, however, that the rights of LLCP
                                      --------  -------
under Section 1 may not be assigned except in connection with any such transfer
      ---------
to an Affiliate of LLCP. Any assignee of such rights shall be entitled to all of the benefits of this Agreement as if such assignee were an original party hereto.

     5.4  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

     5.5  Notices.  All notices, requests, demands and other communications
          -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (1)  If to LLCP, to:

                    Levine Leichtman Capital Partners II, L.P.
                    c/o Levine Leichtman Capital Partners, Inc.
                    335 North Maple Drive, Suite 240
                    Beverly Hills, CA 90210
                    Attention:  Arthur E. Levine, President
                    Telephone:  (310) 275-5335
                    Telecopier: (310) 275-1441

                    with a copy to:
                    --------------

                    Riordan & McKinzie
                    300 South Grand Avenue, Suite 2900
                    Los Angeles, CA 90071
                    Attention:  Richard J. Welch, Esq.
                    Telephone:  (213) 629-4824
                    Telecopier: (213) 629-8550

               (2)  If to the Company, at:

                    Overhill Farms, Inc.
                    5730 Uplander Way, Suite 201
                    Culver City, CA 90230
                    Attention:  James Rudis
                    Telephone:  (310) 641-3680
                    Telecopier: (310) 645-3914

                    with a copy to:
                    --------------

                    Freeman, Freeman & Smiley, LLP
                    3415 Sepulveda Blvd. Suite 1200
                    Los Angeles, CA 90034
                    Attention:  Ross Arbiter, Esq.
                    Telephone:  (310) 255-6100
                    Telecopier: (310) 391-4042

               (3)  If to Parent, at:

                    Polyphase Corporation
                    4800 Broadway
                    Addison, Texas 75248
                    Attention:  James Rudis
                    Telephone:  (972) 386-0101
                    Telecopier: (972) 386-8008

or at such other address or addresses as LLCP, such assignee, the Company or Parent, as the case may be, may specify by written notice given in accordance with this Section 5.5.
          -----------

     5.6  Severability.  In case any provision of this Agreement shall be
          ------------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.7  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

     5.8  Descriptive Headings, Construction and Interpretation.  The
          -----------------------------------------------------
descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     5.9  Waivers and Amendments.  Neither this Agreement nor any provision
          ----------------------
hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by all of the parties.

     5.1  Remedies.  In the event that the Company or Parent fails to observe or
          --------
perform any covenant or agreement to be observed or performed under this Agreement, LLCP may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of LLCP, or to take any one or more of such actions. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by LLCP, and all fees, costs and expenses of appeals, incurred or expended by LLCP in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

     5.1  Governing Law.  In all respects, including all matters of
          -------------
construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws.

     5.1  WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH
          --------------------
COMPLEX COMMERCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSONS AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS COMPLETED HEREBY AND THEREBY.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY                                 LLCP
-------                                 ----

OVERHILL FARMS, INC., a Nevada          LEVINE LEICHTMAN CAPITAL
corporation                             PARTNERS, INC., a California corporation

                                           On behalf of LEVINE LEICHTMAN
By:_____________________________           CAPITAL PARTNERS II, L.P., a
   James Rudis                             California limited partnership
   President and Chief Executive
   Officer                                 By:__________________________
                                              Lauren B. Leichtman
                                              Chief Executive Officer
By:_____________________________
   Richard Andrew Horvath
   Vice President and Chief
   Financial Officer


PARENT
------
POLYPHASE CORPORATION, a
Nevada corporation


By:_____________________________
   James Rudis
   President and Chief Executive
   Officer


By:_____________________________
   William Shatley
   Senior Vice President and
   Chief Financial Officer